Grayscale Funds Trust 485BPOS

Exhibit 99(h)(iv)

FIFTH AMENDMENT TO THE

ETF FUND ACCOUNTING SERVICING AGREEMENT

THIS FIFTH AMENDMENT is made and entered into as of the last day written on the signature page (the “Effective Date”), by and between GRAYSCALE FUNDS TRUST (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

WHEREAS, the parties entered into a ETF Fund Accounting Servicing Agreement dated as of May 17, 2024 (the “Agreement”); and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the following fund; and

●     Grayscale Ethereum Premium Income ETF

●     Grayscale Ethereum Covered Call ETF

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	As of the Effective Date, Exhibit A is hereby superseded and replaced with the Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

GRAYSCALE FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By:	By:
Name: David LaValle	Name: Greg Farley
Title: President & Principal Executive Officer	Title: Sr. Vice President

Date: 04/10/2025	Date: 4/11/25

Exhibit A

Fund Accounting Servicing Agreement

Name of Series

Grayscale Privacy ETF

Grayscale Bitcoin Miners ETF

Grayscale Bitcoin Covered Call ETF

Grayscale Bitcoin Premium Income ETF

Grayscale Bitcoin Adopters ETF

Grayscale Ethereum Premium Income ETF

Grayscale Ethereum Covered Call ETF

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